UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 18, 2022, CVB Financial Corp. (the “Company”) held its 2022 Annual Meeting of Shareholders.

(b)

Each of the matters submitted to the shareholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the shareholders are as follows:

Proposal 1 – Election of Directors

The following 8 individuals were elected to serve as directors of the Company for a one year term expiring at the 2023 Annual Meeting of Shareholders or until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
George A. Borba, Jr.	103,682,965	1,880,235	18,894,673
David A. Brager	105,208,529	354,671	18,894,673
Stephen A. Del Guercio	102,712,606	2,850,594	18,894,673
Rodrigo Guerra, Jr.	102,706,244	2,856,956	18,894,673
Anna Kan	102,659,990	2,903,210	18,894,673
Raymond V. O’Brien III	102,714,610	2,848,590	18,894,673
Jane Olvera	102,614,015	2,949,185	18,894,673
Hal W. Oswalt	102,333,530	3,229,670	18,894,673

Proposal 2 – A Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers for 2021 (“Say-On-Pay”).

Votes For	Votes Against	Abstain	Broker Non-Votes
102,618,378	2,252,308	692,514	18,894,673

Proposal 3 – Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2022

The appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2022 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
123,427,981	405,077	624,815	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: May 19, 2022	By:	/s/ Richard H. Wohl
Richard H. Wohl
Executive Vice President and General Counsel